Exhibit 10.1

RETENTION AWARD AGREEMENT

RETENTION AWARD AGREEMENT dated as of July 7, 2008, between Cabela’s Incorporated, a Delaware corporation (the “Company”), and [        ] an employee of the Company (the “Executive”).

WITNESSETH:

WHEREAS, on July 7, 2008, the Compensation Committee of the Board of Directors authorized the payment of a cash retention award to the Executive in the amount of $___________ (the “Retention Award”), payable 50% as of January 7, 2010 (the “Initial Payment”), and 50% as of January 7, 2011 (the “Final Payment”), in accordance with the terms of this Agreement; and

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged by the parties hereto the parties hereby agree as follows:

1.           Initial Payment.  Subject to Executive’s continued employment with the Company, the Initial Payment shall be earned as of January 7, 2010, and the Initial Payment to the Executive, net of any applicable withholding required under federal, state or local law, shall be made by the Company to the Executive in a single lump sum payment within 15 days of January 7, 2010.

2.           Final Payment. Subject to the Executive’s continued employment with the Company, the Final Payment to the Executive shall be earned as of January 7, 2011, and the Final Payment to the Executive, net of any applicable withholding required under federal, state or local law, shall be made by the Company to the Executive in a single lump sum payment within 15 days of January 7, 2011.

3.           Effect of Termination Upon Retention Award.  In the event the Executive’s employment with the Company is terminated for any reason prior to January 7, 2010, other than as a result of death or Disability, both the Initial Payment and the Final Payment shall be forfeited and not earned by Executive or paid by the Company to the Executive.  In the event the Executive’s employment with the Company is terminated for any reason on or after January 7, 2010, but prior to January 7, 2011, other than as a result of death or Disability, the Final Payment shall be forfeited and not earned by the Executive or paid by the Company to the Executive.

4.           Effect of Death or Disability.  In the event of the death or Disability of the Executive prior to January 7, 2010, the Initial Payment will be prorated based upon a fraction, the numerator of which shall be the number of full weeks of employment commencing on July 7, 2008, and ending on the date of Death or commencement of Disability and the denominator shall be 78.  In the event of the death or Disability of the Executive on or after January 7, 2010, but prior to January 7, 2011, the Final Payment will be prorated based upon a fraction, the numerator of which shall be the number of full weeks of employment commencing on January 7, 2010, and ending on the date of Death or commencement of Disability and the denominator shall be 52.  The Company shall pay to the Executive or his estate as promptly as practicable following the death or Disability of the Executive the amount the Executive is entitled to under such pro-ration, net of any applicable withholding required under federal, state or local law.

5.           Effect of Change in Control.  If Executive remains continuously employed on a full-time active basis with the Company through and including the date on which a Change in Control of the Company occurs, then notwithstanding any provision herein to the contrary, the total Retention Award shall automatically vest and be payable to Executive upon the effective date of the Change in Control.  Such payment shall be made, net of any applicable withholding required under federal, state or local law, as soon as administratively practicable following the date on which the Change in Control occurs.

6.           Miscellaneous.

a.           Definitions.  Any capitalized terms used herein without definition shall have the meanings set forth in the Cabela’s Incorporated 2004 Stock Plan (as amended).

b.           Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Executive, as the case may be, at the following addresses or to such other address as the Company or the Executive, as the case may be, shall specify by notice to the others:

i.	if to the Company, to: Cabela's Incorporated One Cabela Drive Sidney, NE 69160 Attention: Legal Department

ii.           if to the Executive, to the Executive at the address then appearing in the personnel records of the Company for the Executive.  All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

c.           Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

d.           Waiver; Amendment.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and a duly authorized officer of the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

e.           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Executive without the prior written consent of the other party; provided that the Company may assign all or any portion of its rights hereunder to one or more persons or other entities designated by it in connection with a Change in Control of the Company.

f.           Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEBRASKA, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

g.           Severability; Blue Pencil.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.  The Executive and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

h.           Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

i.           No Guarantee of Employment.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Executive's employment at any time, nor to confer upon the Executive any right to continue in the employ of the Company or any Subsidiary.

j.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

k.           Source of Payment.  Any payments to the Executive under this Agreement shall be paid from the Company’s general assets, and Employee shall have the status of a general unsecured creditor with respect to the Company’s obligations to make payments under this Agreement.  The Executive acknowledges that the Company shall have no obligation to set aside any assets to fund its obligations under this Agreement.

l.           Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes the provisions of all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first written above.

CABELA'S INCORPORATED

By:
Its:

, Executive

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